UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2010

Einstein Noah Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

001-33515
(Commission File Number)

Delaware	13-3690261
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

555 Zang Street, Suite 300, Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 568-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Einstein Noah Restaurant Group, Inc. (the “Company”) approved the appointment of Emanuel “Manny” P.N. Hilario as Chief Financial Officer of the Company, effective May 5, 2010.

Mr. Hilario, 42, previously served as the Founder and Managing Director of Koios Path, LLC, a management advisory and consulting services company from May 2009 until May 2010. Prior to that, he served as chief financial officer of McCormick & Schmick’s Seafood Restaurants, Inc. from April 2004 until May 2009 and was elected to their Board of Directors in May 2007 where he served as a Director until July 2009.

Mr. Hilario and the Company entered into an employment offer letter dated May 5, 2010. Pursuant to the offer letter, Mr. Hilario will receive an annual salary of $285,000, and will be eligible to earn an annual cash target bonus of 75% of his base salary. The actual amount of the bonus will be based on the Company’s EBITDA performance and Mr. Hilario’s individual performance. Mr. Hilario also will be entitled to receive vacation, health and other benefits available to the Company’s employees generally. The Company has agreed to provide Mr. Hilario with a one-time payment of $50,000 for relocation expenses and temporary housing in Colorado for a period of up to twelve months.

Mr. Hilario will be entitled to severance payments in an amount equal to six months’ salary if his employment terminates for any reason, other than cause (as defined in the offer letter) prior to his permanent relocation to Colorado. Once Mr. Hilario has relocated permanently to Colorado, the severance payments will increase to an amount equal to one year’s salary if his employment terminates for any reason, other than cause.

Pursuant to the terms of the offer letter, Mr. Hilario will be granted an option to purchase 60,000 shares of the Company’s common stock with a strike price based on the stock price at the close of the market on the date of grant. The option will vest and become exercisable in three equal annual installments on the first, second and third anniversaries of the grant date provided that Mr. Hilario remains employed by the Company.

There are no family relationships or related party transactions involving Mr. Hilario and the Company.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

10.01	Emanuel P.N. Hilario Offer of Employment dated May 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EINSTEIN NOAH RESTAURANT GROUP, INC.

Date: May 10, 2010	/s/ RHONDA J. PARISH
Rhonda J. Parish
Chief Legal Officer and Secretary